UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2004

JOHN B. SANFILIPPO & SON, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19681 (Commission File Number)	36-2419677 (I.R.S. Employer Identification Number)

2299 Busse Road, Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 593-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

▪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

▪	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

▪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

▪	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On December 2, 2004, John B. Sanfilippo & Son, Inc. (the “Company”) and Matsushita Electric Corporation of America (“Matsushita”) entered into an agreement (the “Agreement”) whereby the Company is purchasing a site in Elgin, Illinois from Matsushita for $48 million. In addition, in connection with the closing of this transaction, the Company will lease back to Matsushita a portion of the purchased property under two lease agreements. Under the Agreement, $2 million was paid as a fully refundable deposit on December 7, 2004 with the remainder due on the closing date, which is anticipated to be in March, 2005. The Company’s obligations under the Agreement are subject to various closing conditions, including the satisfactory completion of the Company’s testing and investigation of the property and obtaining the necessary zoning approvals from the City of Elgin. A copy of the Agreement is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The exhibits filed herewith are listed in the Exhibit Index which follows the signature page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.

December 8, 2004	By:	/s/ Michael J. Valentine Michael J. Valentine
Executive Vice President Finance,
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibits	Description

99.1	Agreement for Purchase and Sale between Matsushita, as Seller, and the Company, as Buyer